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                                                                 Exhibit (o)(ii)

                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                              SCHWAB CAPITAL TRUST

                                               Shareholder Service Fee
                                             (as a percentage of average       Transfer Agency Fee (as a
                                             daily net assets of the Fund     percentage of average daily
          Name of Fund and Class                        Class)               net assets of the Fund Class)
          ----------------------             ----------------------------    -----------------------------
A.  Group I

Schwab S&P 500 Fund-Investor Shares                     0.20%                            0.05%
Schwab S&P 500 Fund-e.Shares                            0.05%                            0.05%
Schwab S&P 500 Fund-Select Shares                       0.05%                            0.05%

B.  Group II

Schwab International Index Fund-Investor                0.20%                            0.05%
Shares
Schwab International Index Fund-Select                  0.05%                            0.05%
Shares
Schwab Small-Cap Index Fund-                            0.20%                            0.05%
Investor Shares
Schwab Small-Cap Index Fund-                            0.05%                            0.05%
Select Shares
Schwab Total Stock Market Index Fund-                   0.20%                            0.05%
Investor Shares
Schwab Total Stock Market Index Fund-                   0.05%                            0.05%
Select Shares
Schwab Small-Cap Equity Fund-Investor                   0.20%                            0.05%
Shares
Schwab Small-Cap Equity Fund-Select                     0.05%                            0.05%
Shares
Schwab Dividend Equity Fund  -                          0.20%                            0.05%
Investor Shares
Schwab Dividend Equity Fund -                           0.05%                            0.05%
Select Shares
Schwab Hedged Equity Fund -                             0.20%                            0.05%
Investor Shares
Schwab Hedged Equity Fund -                             0.05%                            0.05%
Select Shares
Schwab International MarketMasters Fund                 0.20%                            0.05%
- Investor Shares
Schwab International MarketMasters Fund                 0.15%                            0.05%
- Select Shares
Schwab U.S. MarketMasters Fund -                        0.20%                            0.05%
Investor Shares

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
Schwab U.S. MarketMasters Fund - Select                 0.15%                            0.05%
Shares
Schwab Balanced MarketMasters Fund -                    0.20%                            0.05%
Investor Shares
Schwab Balanced MarketMasters Fund -                    0.15%                            0.05%
Select Shares
Schwab Small-Cap MarketMasters Fund -                   0.20%                            0.05%
Investor Shares
Schwab Small-Cap MarketMasters Fund -                   0.15%                            0.05%
Select Shares

                                             SCHWAB CAPITAL TRUST

                                             By: /s/ Randall W. Merk
                                                 ----------------------------
                                                 Randall W. Merk,
                                                 President and
                                                 Chief Executive Officer

Dated as of June 1, 2004